UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2003

QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675371
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

ONE EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 467-6755

Item 5.       Other Events and Regulation FD Disclosure.

On December 11, 2003, the Registrant announced that its wholly-owned subsidiary, Vision Acquisition Corporation (“Buyer”) acquired substantially all of the assets and assumed certain liabilities of the North American operations of Peek Corporation (the “Business”) from Peek Traffic, Inc. and Peek Traffic Systems, Inc. (together “Seller”), effective December 1, 2003.  The Buyer acquired accounts receivable, inventory, machinery and equipment, furniture and fixtures, contracts, customer lists and intellectual property, and assumed certain ordinary course liabilities of the Business.

The $15.4 million purchase price consisted of (1) $10.9 million in cash; and (2) delivery at Closing of 180,723 shares of the Registrant’s common stock valued at $4.5 million.

The cash component of the purchase price was borrowed through the Registrant’s existing credit facility with a group of banks.  The 180,723 shares of the Registrant’s common stock were issued to the Seller pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, but the Registrant plans to register those shares.

The Buyer is employing substantially all of the Seller’s employees at the Palmetto, Florida facility and at the Bedford, Pennsylvania facility.  The Buyer plans to continue to operate the Business in Palmetto, Florida and Bedford, Pennsylvania.

The Registrant has guaranteed the obligations of the Buyer under the asset purchase agreement.

Peek is a designer, manufacturer and supplier of intelligent intersection control systems and other transportation equipment.  It offers a broad range of products to control the flow of traffic including electronic traffic controllers, toll and highway data collection systems, in-ground vehicle sensors, vehicle and pedestrian signals, and red-light enforcement systems.

The Registrant intends to use the purchased assets to continue the Seller’s current business.  The Registrant intends to include this business as part of its Inform Group.

The Registrant also disclosed a revision of its previous guidance for its second quarter of fiscal year 2004 to a range of $0.05 to $0.07 per diluted share.  The Registrant cited as factors relevant to its revision the negative effects of the postponement of the passage of a federal highway funding bill and state budgetary constraints which it believes have resulted in a delay of orders from its customers.  The Registrant expects sales to decline approximately 15% organically from the second quarter of last year due, in part, to a difficult year-over-year comparison.  Last year’s second quarter includes the benefits of two shipments totaling $2.8 million that the Registrant has not been able to replace in this year’s second quarter.

The conference call was recorded and is available for replay through December 18, 2003.  To access the replay, please call 800-642-1687 and enter passcode 4438765; the recorded web cast will also be available at www.quixotecorp.com.

Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call.  For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 7.       Financial Statements and Exhibits.

The following is included herein:

Exhibit 99 Press Release issued by Quixote Corporation, dated December 11, 2003.

Item 9.       Regulation FD Disclosure.

Attached hereto as Exhibit 99, and incorporated by reference herein, is a press release issued by Quixote Corporation announcing its acquisition of the Peek Traffic Business and the revision of its second quarter guidance.  This information is furnished under Item 12 of Form 8-K, “Results of Operation and Financial Condition,” in accordance with the interim filing guidance by SEC Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

Date: December 11, 2003	By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Vice President, Chief Financial Officer and Treasurer (Chief Financial & Accounting Officer)

EXHIBIT INDEX

Exhibits:

99            Press release issued by Quixote Corporation dated December 11, 2003.